UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

             Date of Report (Date of earliest reported): May 6, 2004

                         BEVSYSTEMS INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)



       Florida                      333-44315                84-1352529
(State or other jurisdiction      (Commission              (IRS Employer
 of incorporation)                File Number)           Identification No.)

                1315 Cleveland Street, Clearwater, Florida 33755
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (727) 375-0290

ITEM 3.  Bankruptcy or Receivership.

On May 6, 2004, the United States Bankruptcy Court for the Middle District of Florida granted a motion by BEVsystems International, Inc. (the "Company") to convert the Chapter 7 bankruptcy proceeding filed against the Company on March 31, 2004 to a Chapter 11 bankruptcy proceeding. Chapter 11 covers proceedings in which a company maintains control of the business while it reorganizes its debts, liabilities and finances.

Under Chapter 11 of the United States Bankruptcy Code, the Company will have the opportunity to file a Plan of Reorganization that details how it will pay valid creditor claims, restructure its business, operations and finances, emerge from Chapter 11 and reestablish its ability to be financially self-sustaining. However, although the Company will submit this Plan of Reorganization, there are no guarantees that the Bankruptcy Court will approve such plan or that the Company will ever become financially self-sustaining.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Not applicable.

(b)   Not Applicable.

(c)   Exhibits:

      Exhibit Number               Description

      99.1                         Press Release of BEVsystems
                                   International, Inc. dated May 12, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         BEVSYSTEMS INTERNATIONAL, INC.





Date: May 13, 2004                        /s/Rand Gray
                                          ------------
                                          Rand Gray,
                                          Chief Executive Officer